Exhibit 99.1
Investor Update
First Quarter 2009
Earnings Conference Call
May 5, 2009
NASDAQ: HTCO

 Information set forth in this presentation contains financial estimates and other forward-looking statements that are subject to risks and uncertainties; therefore, actual results might differ materially from such statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements. A discussion of factors that may effect future results is contained in HickoryTech’s filings with the Securities and Exchange Commission. HickoryTech disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.
Forward Looking Statement
1Q-09 Earnings | 05.05.09 | HTCO

First Quarter 2009 Highlights
Debt reduced, increased cash position, strong balance sheet
• Total company revenue reported of $33.5 M
• Net Income totaled $1.6 M or $0.12 per diluted share
• Enventis Sector transport services increased 23% to $6.8 M
• Telecom Sector broadband revenue grew 11% totaling $2.9 M
• Operating income before depreciation and amortization (EBITDA) is
 $9.8 M, similar to one year ago
• Debt reduced $1.4 M in 1Q, totaling $125.6 M as of Mar. 31, 2009
1Q-09 Earnings | 05.05.09 | HTCO

(Dollars In Millions)

	Three months ended March 31		
	2009	2008	% Change
Revenue			
Telecom Sector	$ 17.7	$ 18.3	-3%
Enventis Sector	15.8	17.6	-10%
Total	$ 33.5	$ 35.9	-7%
Cost of Sales	$ 6.0	$ 8.7	-31%
Other Costs & Expenses	22.9	22.3	3%
Total Expense	$ 28.9	$ 31.0	-7%
Operating Income	$ 4.6	$ 4.9	-6%
Net Income	$ 1.6	$ 1.8	-9%
EPS - Diluted - Continuing Ops	$ 0.12	$ 0.13	-8%

HickoryTech

Total Company Results
1Q-09 Earnings | 05.05.09 | HTCO

(Dollars In Millions)

	Three Months ended March 31		
	Q1-09	**Q1-08**	**$ Change**
Operating Income	**$ 4.6**	$ 4.9	$ (0.3)
Add:			
Depreciation	**5.0**	4.6	0.4
Amortization of Intangibles	**0.2**	0.3	(0.1)
EBITDA	**$ 9.8**	$ 9.8	$ (0.0)

HickoryTech

Reconciliation of Operating Income to
EBITDA
Company management believes EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non
-GAAP financial measure, provides useful information regarding the Company’s debt position, its cash flow, and its overall valuation.
1Q-09 Earnings | 05.05.09 | HTCO

Telecom Sector Results

(Dollars In Millions)	Three Months ended March 31		
	2009	2008	% Change
Revenue			
Access	$ 6.2	$ 6.8	-9%
Broadband	2.9	2.6	11%
Other Telecom	8.8	9.0	-2%
Total Revenues	$ 17.9	$ 18.4	-3%
Costs and Operating Expenses	$ 10.4	$ 11.0	-5%
Depreciation and Amortization	4.1	3.9	5%
Total Expense	$ 14.5	$ 14.9	-2%
Operating Income	$ 3.4	$ 3.5	-5%
Net Income	$ 2.0	$ 2.1	-4%

HickoryTech

Numbers prior to inter-segment eliminations.
1Q-09 Earnings | 05.05.09 | HTCO

(Dollars in Millions)
2006
2007
2008
2009
$7.3
$7.4
$6.8
$6.2
$7.4
$9.4
$6.0
$7.6
$7.1
$6.8
$7.6
$7.1
$6.3
1Q
2Q
3Q
4Q

Network Access Revenue
1Q-09 Earnings | 05.05.09 | HTCO
*2Q-2007 network access revenue includes $1.9 million IXC settlement.

Beginning 3Q-2007, Interstate rate decrease effective.
*IXC Settlement

(Dollars In Millions)

	Three Months ended March 31		
	2009	2008	% Change
Revenue			
ENS equipment	$ 6.8	$ 10.2	-33%
ENS services	2.3	2.0	13%
ETS services	6.8	5.5	23%
Total Revenue	$ 15.9	$ 17.7	-10%
Costs of Sales	$ 6.0	$ 8.7	-31%
Other Costs & Operating Expenses	7.6	6.6	15%
Depreciation and Amortization	1.1	1.0	13%
Total Expense	$ 14.7	$ 16.3	-9%
Operating Income	$ 1.2	$ 1.4	-19%
Net Income	$ 0.7	$ 0.8	-18%
Capital Expenditures	$ 1.2	$ 1.0	20%

HickoryTech

Enventis Sector Results
Numbers prior to inter-segment eliminations.
1Q-09 Earnings | 05.05.09 | HTCO

(Dollars in Millions)	Three Months Ended March 31							
	Enterprise Network Services (ENS)				**Enventis Transport Services (ETS)**			
	2009		2008		**2009**		2008	
Revenues before intersegment eliminations:								
Equipment	**$**	**6.8**	$	10.2	**$**	**-**	$	-
Services		**2.3**		2.0		**6.7**		5.4
Intersegment		**-**		-		**0.1**		0.1
Total Revenue	**$**	**9.1**	$	12.2	**$**	**6.8**	$	5.5
Cost of sales	**$**	**6.0**	$	8.7	**$**	**-**	$	-
Cost of services (excluding depreciation and amortization)		**2.0**		1.8		**3.3**		2.4
Selling, general and administrative expenses, (excluding depreciation and amortization)		**1.2**		1.3		**1.1**		1.1
Depreciation and amortization		**0.1**		0.1		**1.0**		0.9
Total Expenses		**9.3**	$	11.9	**$**	**5.4**	$	4.4
Operating income	**$**	**(0.2)**	$	0.3	**$**	**1.4**	$	1.1
Net income	**$**	**(0.1)**	$	0.2	**$**	**0.8**	$	0.6
Capital expenditures	**$**	**0.1**	$	0.1	**$**	**1.1**	$	0.9

Numbers prior to inter-segment eliminations

HickoryTech

Enventis Product Line Results
1Q-09 Earnings | 05.05.09 | HTCO

ENS Equipment
ENS Services
ETS Services
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
1Q-06
2Q-06
3Q-06
4Q-06
1Q-07
2Q-07
3Q-07
4Q-07
1Q-08
2Q-08
3Q-08
4Q-08
1Q-09

HickoryTech

Enventis Revenue
Equipment sales impacted by economic factors
1Q-09 Earnings | 05.05.09 | HTCO
$2.3 M
$6.8 M
$6.8 M

$9.8
$1.7
$2.6
$.3
$1.7
$3.5
Free Cash Flow Payout
Ratio: 53% or $5.2M
10
9
8
7
6
5
4
3
2
1
0
EBITDA
Interest Expense
Capex
Cash Taxes
Dividend Payment
Excess Cash

Free Cash Flow: 1Q-09 Illustration
(Dollars in Millions)
1Q-09 Earnings | 05.05.09 | HTCO
The free cash flow ratio (available for dividends, purchases, etc) was 53% of 1Q-09 EBITDA.

CP Telecom Acquisition
Hickory Tech Corporation announced May 4, 2009 an agreement
to acquire CP Telecom, a facilities-based telecommunications provider, serving Minneapolis, St. Paul and northern Minn.
•Strategic initiative to expand SMB focus and product line
•Increases fiber capacity in Minneapolis and St. Paul through long-term leases, adds 10 colocations and enhances 5 existing colocations and a strategic POP, located in Minneapolis
•Expands sales agent distribution channel
•Projected synergies through off-net circuit migration to HT network, billing system conversion, agent sales channel
•$7 M acquisition price, subject to adjustments after closing
•Closing subject to regulatory approvals, expected in third quarter 2009
1Q-09 Earnings | 05.05.09 | HTCO

CP Telecom Acquisition
About CP Telecom

• CP Telecom is a privately held facilities based Minn.
 telecommunications provider
• Services include: local and long distance services, data
 services, Internet and web hosting
• Facilities: 23 colocations, a Minneapolis strategic POP and leased fiber network in Minneapolis and St. Paul
• 2008 unaudited fiscal revenue was $10 million
• Company has active sales agent distribution channel
• 40 employees based in Duluth and Minneapolis
1Q-09 Earnings | 05.05.09 | HTCO

Summary
Stable Results, Strong Balance Sheet, Positioned for Growth
• Growth in Enventis transport and recurring services
• Continued broadband growth, Digital TV expansion
• Reduction in debt, increased cash position, strong balance sheet
• Clear focus on growing SMB segment: CP Telecom acquisition

1Q-09 Earnings | 05.05.09 | HTCO

Ely
Virginia
Babbitt
Hibbing
Eveleth
Grand Rapids
Fargo
Duluth
Brainerd
Superior
Minneapolis / St. Paul
St. Cloud
Shakopee
Farmington
Faribault
Eau Claire
Red Wing
Owatonna
Mankato
Winona
La Crosse
Rochester
Sioux Falls
Rock Rapids
Austin
Albert Lea
Hull
Urbandale
Des Moines
HickoryTech Fiber Network
Extended Fiber Network
Community Fiber Ring
Backbone POP
ILEC Service Areas
CLEC Service Areas

HickoryTech

HickoryTech Service Area
2,400 fiber optic miles